UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018 (February 12, 2018)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging Growth Company
[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2018, E. Linn Draper, Jr. notified NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the "Company") of his intent to retire and to not seek re-election to serve another term as a member of the Company's Board of Directors (the "Board"). Dr. Draper will retire from the Board, effective as of the election of the members of the Board at the Company’s annual meeting of stockholders, currently scheduled for April 25, 2018. In connection with his announcement, Dr. Draper said, "It has been a privilege to serve on the Board of NorthWestern Energy since 2004 alongside many talented and dedicated directors. I am pleased with the remarkable progress the Company has made during my tenure on the Board and am confident the Company will continue providing reliable and affordable energy to its customers and strong returns to its investors."
On the effective date of his retirement, Dr. Draper will have served as a Board member for over fourteen years. Dr. Draper's decision to leave the Board is not based on or reflective of any disagreement related to the Company’s operations, policies or practices. The Board has selected Stephen P. Adik to succeed Dr. Draper as non-executive Board chair following the annual meeting, subject to Mr. Adik's election by shareholders to serve as a director.
Following Dr. Draper's announcement, Robert C. Rowe, the Company's president and chief executive officer said, "Linn has been a tremendous Board member. His distinguished career, experience, and stature within the utility industry is unmatched and will be difficult to replace on our Board. As chair of our Board, his leadership beginning with our emergence from bankruptcy in 2004 and continuing today has been a significant factor in our success. We will miss his presence, and I look forward to his friendship and advice for many years to come. Personally, I have been privileged to have one of the wisest and most decent leaders in this or any industry as a mentor and friend. We are fortunate to have another experienced industry leader, Steve Adik, to take over the reins as Board chair. Steve has been an outstanding Audit Committee Chair, and has been active in all aspects of the Board’s duties. He’s respected in the industry and by our employees."
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: February 15, 2018